Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 1st day of September, 2006 by and among UNIPRO Financial Services, Inc., a Florida corporation (the “Company”), and the “Shareholders” named in Appendix A.

The parties hereby agree as follows:

1. Certain Definitions.

Capitalized terms not defined herein will have the same meaning as in the Investor RRA. As used in this Agreement, the following terms shall have the following meanings:

“Investor RRA” shall mean the registration rights Agreement entered into between the Company and the Investors on September 1, 2006

“Shareholders” shall mean the Shareholders identified in Exhibit A and any Affiliate or transferee of any Shareholder who is a subsequent holder of any Shareholder Registrable Securities, except a transferee who is a transferee under the Registration Statement.

“Shareholder Registrable Securities” shall mean (i) the Common Shares and (ii) any other securities issued or issuable with respect to or in exchange for Common Shares; provided, that, a security shall cease to be a Shareholder Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

2. Piggyback Registration.

At any time if the Company proposes to register any of its Common Stock under the Securities Act pursuant to Section 2(a) of the Investor RRA, it will each such time give prompt written notice to each Shareholder of its intention to do so at least twenty days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Shareholder the opportunity to include in such registration statement such number of Shareholder Registrable Securities as each such Shareholder may request. Upon the written request of any such Shareholder made within ten days after the receipt of the Company’s notice (which request shall specify the number of Shareholder Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall use its Best Efforts to effect, in the manner set forth in the applicable provisions of Section 5 of the Investor RRA, in connection with the registration of the Registrable Securities, the registration under the Securities Act of all Shareholder Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Shareholder Registrable Securities so requested to be registered, provided that: (a) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Shareholder of Shareholder Registrable Securities and thereupon shall be relieved of its obligation to register any Shareholder Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 5),

3. Expenses.

The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s legal counsel and accounting fees and expenses, costs associated with clearing the Shareholder Registrable Securities for sale under applicable state securities laws, listing fees, fees and the Shareholders’ reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Shareholder Registrable Securities being sold.

4. Effectiveness and Remedy.

The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable. The Company shall notify the Shareholders by facsimile as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Shareholders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If a Registration Statement covering the Shareholder Registrable Securities is not declared effective by the SEC prior to 445 Business Days after the date of this Agreement, then each Shareholder shall have the right, for a period of 90 days, to tender the Shareholder Registrable Securities to the Company for repurchase at $3.25 per share of Common Stock. If the Shareholder Registrable Securities are tendered within the 90 day period, the Company shall purchase such Shareholder Registrable Securities and make payment for the Shareholder Registrable Securities within 30 days after receipt of the tender. Such payments shall constitute the Investors’ exclusive remedy for such event,.

5. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Shareholder Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate two years after the effective date of the Registration Statement (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Shareholder Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Shareholders to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Shareholders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Shareholder may reasonably request in order to facilitate the disposition of the Shareholder Registrable Securities owned by such Shareholder are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Shareholder Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Shareholder Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Shareholders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Shareholder Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 5(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Shareholder Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, subject to the provisions relating to Allowed Delays, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Shareholder Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Shareholder Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 5(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

6. Due Diligence Review; Information.

The Company shall make available, during normal business hours, for inspection and review by the Shareholders, advisors to and representatives of the Shareholders (who may or may not be affiliated with the Shareholders and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Shareholders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Shareholders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Shareholders, or to advisors to or representatives of the Shareholders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Shareholders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Shareholder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7. Obligations of the Shareholders.

(a) Each Shareholder shall furnish in writing to the Company such information regarding itself, the Shareholder Registrable Securities held by it and the intended method of disposition of the Shareholder Registrable Securities held by it, as shall be reasonably required to effect the registration of such Shareholder Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Shareholder of the information the Company requires from such Shareholder if such Shareholder elects to have any of the Shareholder Registrable Securities included in the Registration Statement. A Shareholder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Shareholder elects to have any of the Shareholder Registrable Securities included in the Registration Statement.

(b) Each Shareholder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Shareholder has notified the Company in writing of its election to exclude all of its Shareholder Registrable Securities from such Registration Statement.

(c) Each Shareholder agrees that, upon receipt of any notice from the Company of either the happening of an event pursuant to Section 5(h) hereof, such Shareholder will immediately discontinue disposition of Shareholder Registrable Securities pursuant to the Registration Statement covering such Shareholder Registrable Securities, until the Shareholder receipt of the supplemented or amended prospectus filed with the SEC and until and related post-effective amendment is declared effective by the SEC.

8. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Shareholder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Shareholder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shareholder Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue

Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Shareholder Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Shareholder’s behalf and will reimburse such Shareholder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Shareholder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Shareholders. Each Shareholder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Shareholder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Shareholder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Shareholder in connection with any claim relating to this Section 6 and the amount of any damages such Shareholder has otherwise been required to pay by reason of such untrue statement or omission) received by such Shareholder upon the sale of the Shareholder Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate legal counsel and to participate in the defense of such claim, but the fees and expenses of such legal counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its legal counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Shareholder Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Shareholder Registrable Securities giving rise to such contribution obligation.

9. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Shareholders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Shareholders.

(b) Assignments and Transfers by Shareholders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective successors and assigns. An Shareholder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Shareholder Registrable Securities by such Shareholder to such person, provided that such Shareholder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(c) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(g) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	UNIPRO FINANCIAL SERVICES, INC.

By:
Name:
Title:

The Shareholders:	[ ]